UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Commission

Date of report: June 8, 2001

ELECTRIC & GAS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-14754	75-0259192
(State or other juris-	(Commission file)	I.R.S. Employer Identif-
dicition of incorporation		ication No.)
or organization)

13636 Neutron Road, Dallas, Texas 75244-4410

(Address of principal executive offices, including zip code)

Registrant telephone number (including area code) (972) 934-8797

______________________________________________________________________________

Current report on Form 8-K

FORM 8-K

ELECTRIC & GAS TECHNOLOGY, INC.

Item 5. Other Events.

Electric & Gas Technology, Inc. (the Company) announced today that they received a NASADQ Listing Qualification Panel Decision which granted continued listing pursuant to the Company affecting a reverse stock split of its $.01 par value common stock on the basis of three (3) shares for each four (4) shares held. Fractional shares to be rounded up to the nearest whole share. The Board of Directors approved the three for four reserves stock split on June 5, 2001. The Company has instructed its Transfer Agent, Securities Transfer Corporation, to cause such reverse split with the record date of June 8, 2001 and the effective date of June 11, 2001. The Company's continued listing is contingent upon attaining a Bid price of at least $1.00 per share and maintaining such price for 10 consecutive trading days. There can be no assurance that after such reverse stock split that the Company's Bid price will be in excess of $1.00 per share. It is emphasized that the Company meets all of the required financial compliance requirements for its continued National Markets System NASDAQ listing except for the $1.00 Bid price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC & GAS TECHNOLOGY, INC.

By: /s/ Edmund W. Bailey

Edmund W. Bailey

Vice President and CFO

Date: June 8, 2001